UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2025

MARA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-36555	01-0949984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 NE Third Avenue, Suite 1200

Fort Lauderdale, FL 33301

(Address of principal executive offices and zip code)

(800) 804-1690

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2024, the Talent, Culture and Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of MARA Holdings, Inc. (the “Company”) approved new forms of award agreements for grants of (i) restricted stock units (“RSUs”) (the “Form RSU Award Agreement”) and (ii) performance-based RSUs (“PSUs”) (the “Form PSU Award Agreement”) under the Company’s Amended and Restated 2018 Equity Incentive Plan (the “Plan”).

RSUs granted pursuant to the Form RSU Award Agreement, if any, generally follow the terms as provided under the Company’s previously filed form RSU award agreement, a copy of which was filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K on February 28, 2024, except that the vesting schedule of the RSUs granted pursuant to the Form RSU Award Agreement has been changed as follows: 30% of the RSUs will immediately vest on the date of grant and 70% of the RSUs will vest in substantially equal installments during a three-year period beginning on January 1 of the year in which the grant is made and ending on December 31 of the third year in the three-year period, subject to the award holder’s continued employment through the applicable vesting dates.

PSUs granted pursuant to the Form PSU Award Agreement, if any, generally follow the terms of the Form RSU Award Agreement described above, except that the PSUs will be subject to both a performance-based vesting condition and a time-based vesting condition. The performance-based vesting condition will be satisfied based upon achievement by the Company of certain operational performance targets, including Hashrate Hours, Total Exahash and Megawatts (the “Operational PSUs”), as such terms are defined in the Form PSU Award Agreement, or relative total shareholder return targets (“Relative TSR PSUs”), in each case, measured at the end of the specified performance period described in the Form PSU Award Agreement. With respect to the time-based vesting condition, Operational PSUs vest over a three-year period in substantially equal quarterly installments, with the first vesting occuring in the first quarter of the second year of the three-year period and the last vesting occurring in the fourth quarter of the third year of the three-year period, and Relative TSR PSUs vest in full at the end of a two-year period, in each case, subject to the recipient’s continued employment with the Company through the applicable vesting dates, as set forth in the Form PSU Award Agreement. The number of shares of the Company’s common stock earned will be based upon the level of achievement of the performance-based vesting condition, and may be below the target number of shares or above the target number of shares subject to the PSUs with a maximum payout at 249% of the target number of shares, depending on the levels of performance. If a Change in Control (as such term is defined in the Plan) occurs before any PSUs granted pursuant to the Form PSU Award Agreement become fully vested, unvested PSUs will be treated in the same manner as RSUs except that the applicable performance-based vesting conditions will be deemed to be achieved at target level.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 10-K on February 28, 2024, with the first amendment filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 28, 2024, and is incorporated by reference herein; the form of RSU Award Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein; and the form of PSU Award Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	2025 Form of Restricted Stock Unit Agreement under the MARA Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan
10.2	2025 Form of Performance Based Restricted Stock Unit Awards under the MARA Holdings, Inc. Amended and Restated 2018 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARA HOLDINGS, INC.

Date: February 28, 2025	By:	/s/ Zabi Nowaid
	Name:	Zabi Nowaid
	Title:	General Counsel and Corporate Secretary